UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 17, 2007

                        Brainstorm Cell Therapeutics Inc.
             (Exact name of registrant as specified in its charter)

       Delaware                                   333-61610                            91-2061053
(State or other jurisdiction of              (Commission File No.)             (IRS Employer Identification No.)
      incorporation)

         110 East 59th Street
        New York, New York                                                        10022
(Address of principal executive offices)                                        (Zip Code)

                                 (212) 557-9000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2007, Brainstorm Cell Therapeutics Inc. (the "Company") entered into a Collaboration Agreement, dated as of December 26, 2006 (the "Agreement") with Fundacion para la Investigacion Medica Aplicada ("FIMA"). Pursuant to the Agreement, the Company and FIMA will collaborate on pre-clinical safety trials of an adult stem cell therapy (the "Therapy") in monkeys. Depending on the outcome of such pre-clinical safety trials and upon agreement between the Company and FIMA, the parties will conduct human clinical trials of the Therapy. The Company is obligated to contribute 50% of the total costs associated with the monkey trials.Such total costs are estimated to be approximately 120,000 euro.

Upon commercialization of the Therapy by the Company for treatment of Parkinson's disease (the "Parkinson's Therapy"), if ever, the Company will be entitled to all Net Revenues (as defined in the Agreement) from the sale of the Parkinson's Therapy in the Covered Territories (as defined in the Agreement) minus a royalty paid to FIMA. The royalty paid to FIMA will be as follows: (i) if FIMA contributes at least 50% of the total costs associated with the monkey trials, then the royalty shall be equal to 1% of all Net Revenues received by the Company from the sale of the Parkinson's Therapy in the Covered Territories until the Company has paid FIMA 200% of the aggregate amount contributed by FIMA to the completion of the monkey trials, and, thereafter, the Company shall pay FIMA a royalty equal to 0.6% of all Net Revenues received by the Company from the sale of the Parkinson's Therapy in the Covered Territories; (ii) if FIMA contributes at least 50% of the total costs associated with both the monkey trials and the human clinical trials, then the royalty shall be equal to 3% of all Net Revenues received by the Company from the sale of the Parkinson's Therapy in the Covered Territories until the Company has paid FIMA 200% of the aggregate amount contributed by FIMA to the completion of the monkey trials and the human clinical trials, and, thereafter, the Company shall pay FIMA a royalty equal to 2% of all Net Revenues received by the Company from the sale of the Parkinson's Therapy in the Covered Territories; or (iii) if FIMA contributes less than 50% of the total costs associated with the monkey trials and the human clinical trials, then the royalty shall be reduced from the amounts described in clauses (i) and (ii) above by an appropriate proportionate amount.

The Company will be the sole owner of all intellectual property related with the Therapy which is made, conceived, reduced to practice, created, written, designed or developed in connection with the Agreement.

The foregoing description is subject to, and qualified in its entirety by, the Agreement filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Collaboration Agreement, dated as of December 26, 2006, by and between the Company and FIMA.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Brainstorm Cell Therapeutics Inc.

Date:    January 23, 2007                    By: /s/ Yoram Drucker
                                                 -------------------------------
                                                      Yoram Drucker
                                                      Chief Operating Officer

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
10.1              Collaboration Agreement, dated as of December 26, 2006, by and between the Company and FIMA.